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                                                                    EXHIBIT 99.1

                    COTT TO APPOINT SHEPPARD C.E.O. 9/1/04;
                   WEISE TO REMAIN IN ACTIVE ROLE AS CHAIRMAN;
             COMPANY ANNOUNCES DATE FOR Q1 EARNINGS RELEASE AND AGM

                        (All information in U.S. dollars)

Toronto - March 18th, 2004 - Cott Corporation (NYSE:COT; TSX:BCB) today announced the appointment of John K. Sheppard as chief executive officer, effective September 1, 2004. Sheppard currently serves as president and chief operating officer. Frank E. Weise, the company's chief executive officer since 1998, will remain chairman with an active role in assisting management in long-term strategy, customer relations and investor relations.

"John's new leadership brings fresh vitality to Cott's ambitious plans for growth in the coming decade." Weise said. "His extensive experience in the beverage industry, his passion for the business and his proven performance in top management at Cott make this transfer of responsibilities both deserved and virtually seamless."

Weise added, "With the company delivering record results, now is the time for John's promotion. I am enthused to move forward and to concentrate in areas that will help keep the company on the successful course that our team has driven for six years. I am personally delighted to continue working with John as he assumes the chief executive role and as he takes our great company to the next level."

Sheppard joined Cott in February 2002 as president of the company's U.S. business unit. Under his direction, this unit saw accelerated sales growth while posting record earnings. In July 2003, he was named Cott president and chief operating officer and a member of the board of directors. Prior to joining Cott, he held a series of executive positions at Coca-Cola Company ranging across sales, marketing, finance, strategic planning and international operations.

"Clearly, this is an exciting time in Cott's history," Sheppard said. "Thanks to Frank's leadership, we are poised for ongoing success. We have a sound strategy in place, strong relationships with our customers and, perhaps most importantly, an exceptional team of retailer-brand beverage professionals. We are ready to seize the future and to keep our momentum going."

Cott's lead independent director, Serge Gouin, commented on the executive change, "We have the fullest confidence in John's ability to lead the company forward. These moves are a logical progression for the management team. Frank and John will continue to work together in fulfilling Cott's potential as the world's largest retailer-branded beverage company. Their personal partnership is a cornerstone in a very solid future for our company."


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Weise joined Cott in July 1998, following major management assignments at
Procter & Gamble, Campbell Soup and Confab. He orchestrated and led Cott's successful turnaround by refocusing the Company on its core soft drink business in the United States, Canada and the United Kingdom. He then set a strategic growth vision that led to five consecutive years of expanded sales and profitable performance. He was named "Executive of Year" by Beverage Industry magazine in 2002 and then top CEO in Canada in 2003 by Report on Business magazine.

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The company also announced today that it will release its first quarter financial results before the markets open on Tuesday, April 20th.Weise, Sheppard and Raymond P. Silcock, executive vice president and chief financial officer, will host a conference call on the same date to discuss these results.

FIRST QUARTER RESULTS CONFERENCE CALL

Cott Corporation will host a conference call on Tuesday, April 20th at approximately 10:30 AM ET to discuss first quarter financial results.

For those who wish to listen to the presentation, there is a listen-only dial-in telephone line, which can be accessed as follows:

         North America:    (800)-814-4860
         International:    (416)-640-1907

ANNUAL GENERAL MEETING

Cott Corporation's annual general meeting of shareowners will take place on Tuesday, April 27, 2004 at 8:30 AM ET at the Glenn Gould Studio, CBC Building, 250 Front Street West, Toronto, Ontario.

WEBCAST

To access the conference call on April 20th and the Annual General Meeting on April 27th over the Internet, please visit Cott's website at http://www.cott.com on both dates at least fifteen minutes early to register, download, and install any necessary audio/video software. For those who are unable to access the live broadcasts, a replay will be available at Cott's website following these events until May 11th, 2004.

ABOUT COTT CORPORATION

Cott Corporation is the world's largest retailer brand soft drink supplier, with the leading take home carbonated soft drink market shares in this segment in its core markets of the United States, Canada and the United Kingdom.

SAFE HARBOR STATEMENTS

This press release contains forward-looking statements reflecting management's current expectations regarding future results of operations, economic performance, financial condition and achievements of the Company.
Forward-looking statements, specifically those concerning future performance, are subject to certain risks and uncertainties, and actual results may differ


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materially. These risks and uncertainties are detailed from time to time in the
Company's filings with the appropriate securities commissions, and include, without limitation, stability of procurement costs for raw and packaging materials, adverse weather conditions, competitive activities by national, regional and retailer brand beverage manufacturers, the Company's ability to develop new products that appeal to consumer tastes, the Company's ability to identify acquisition candidates, successfully consummate acquisitions and integrate acquired businesses into its operations, fluctuations in currency versus the U.S. dollar, the uncertainties of litigation, loss of key customers and retailers' continued commitment to their retailer brand beverage programs. The foregoing list of factors is not exhaustive. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

COTT CONTACTS
Media Relations
Rod Jimenez            Tel: (416) 203-5606

Investor Relations
Edmund O'Keeffe        Tel: (416) 203-5617



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